Exhibit 99.2

Conference Call Transcript

PCBK—Q3 2011 Pacific Continental Corp Earnings Conference Call

Event Date/Time: Oct 18, 2011 / 06:00PM GMT

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

C O R P O R A T E    P A R T I C I P A N T S

Mick Reynolds

Pacific Continental Corp - EVP, CFO

Hal Brown

Pacific Continental Corp - CEO

Roger Busse

Pacific Continental Corp - President and COO

Casey Hogan

Pacific Continental Corp - EVP and Chief Credit Officer

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Chris Stulpin

Raymond James - Analyst

Jeff Rulis

D.A. Davidson & Co. - Analyst

Tim Coffey

FIG Partners - Analyst

Tim O’Brien

Sandler O’Neill & Partners - Analyst

Jacquelynne Chimera

Keefe, Bruyette & Woods - Analyst

Kevin Reynolds

Wunderlich Securities - Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen, I would like to welcome you to today’s event, Pacific Continental Corporation’s third-quarter webcast and earnings call. Before we get started, I would like to explain some of the ways that you can participate. This presentation is being recorded, and you are currently in listen-only mode. At the conclusion of today’s presentation, management will entertain questions for sale side analysts. (Operator Instructions) Now, without further delay, I would like to introduce your first presenter, Mick Reynolds. He’s the Executive Vice President and Chief Financial Officer. Mr. Reynolds, you now have the floor.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Thank you, Renee. Good morning, and welcome to Pacific Continental Corporation’s conference call and webcast to discuss our third-quarter 2011 results. Presenting today will be Hal Brown, Chief Executive Officer; Roger Busse, President and Chief Operating Officer, and myself. We will update you on our recent activities and discuss the financial results reported in our press release distributed after market close, October 17, 2011. Our press release is available in the Investor Relations section of our website at www.TheRightBank.com.

Before we commence the formal remarks, we advise you that this webcast contains forward-looking statements. Statements made are factual as of the time of this webcast. Such forward-looking statements, including statements about suggested future profitability, loan growth, problem asset resolution, and changes in the net interest margin, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of the Company’s third quarter 2011 earnings release referenced in this webcast and the date of this webcast.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Participants and listeners should also carefully review any risk factors described in the Company’s periodic reports on Forms 10-K, 10-Q, 8-K, and any other documents filed or furnished from time to time with the Securities and Exchange Commission. This statement is included for the express purpose of invoking the Safe Harbor Provisions for forward-looking statements under applicable law. Now let me introduce and turn the call over to Hal Brown, Chief Executive Officer of Pacific Continental Corporation.

Hal Brown - Pacific Continental Corp - CEO

Thank you, Mick. Good day, and thank you for joining us as we review our third quarter performance and provide an outlook for the remainder of the year.

I would characterize the quarter as being very much in line with the expectations discussed during our Q2 conference call with few surprises. We achieved the described credit quality resolutions and we saw continued growth in C&I loans as well as core deposits. On a linked quarter basis, credit costs as well as expenses in general were lower, and we saw an increase in non-interest income as we repositioned a portion of the securities portfolio and booked some other real estate rental income.

Because Q3 activity and results were very much as suggested, our prepared remarks today are shorter than in recent quarters. Despite the shorter discussion, we will continue our practice of transparency. Mick and Roger will provide you with some additional color not easily obtained from the press release, and I’ll complete our prepared remarks with some final comments on industry outlook and our capital position. Of course, we will then take questions from sell-side analysts. So with that as an introduction, I’ll ask Mick to continue with the presentation.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Thank you, Hal. In my portion of the presentation, I will be covering our net interest margin, securities portfolio, non-interest income, and non-interest expense. And when appropriate and as best possible, provide listeners and analysts with fourth-quarter 2011 expectations.

Our third-quarter net interest margin, and as we suggested in our last conference call, was down 2 basis points from the margin reported for the second quarter 2011. As we look forward to the fourth quarter, we expect a relatively stable net interest margin with potential for improvement. The factors that will stabilize or improve our fourth-quarter margin include rate reductions on our core deposit base in line with competitors that were effective in October. 2, repricing opportunities on maturing core time deposits. 3, the increasing potential for loan growth based on third-quarter results and improving pipelines. 4, lower rates on wholesale funding as we call in higher rate-brokered time deposits and refinance at lower rates. 5, improved prospects for recoveries, including recovery of prior period interest.

Factors that may negatively impact our fourth-quarter margin include — accelerated levels of prepayments on our agency mortgage-backed securities that would require faster amortization of premiums, thus lowering portfolio yields; further changes to interest expense for broker discounts as we plan to call additional brokered time deposits during the fourth quarter and the flatter yield curve and increased competition for new loans leading to lower yields on new production. And last, possible additions to nonperforming assets that would result in interest reversals and interest lost.

Due to the sustained growth in our core deposit base, we continue to add to our securities portfolio. During the third quarter, the securities portfolio grew by $32.6 million, and now represents 27% of total assets. During the third quarter 2011, we purchased approximately $60 million in new securities, received $15 million in cash flows, and received another $13.5 million in proceeds from 2 separate sales of 11 securities. The securities sold during the quarter consisted of 5-year [bullet] agencies, 5-year pacts — and 5-year pacts that have rolled the curve to become 3-year instruments, and other agency mortgage-backed securities that were susceptible to accelerated prepayments that would have eroded the yield on the portfolio. At September 30, 2011, the portfolio had a pretax unrealized gain of approximately $6.8 million, with an average life of 3.6 years and a duration of 3.1 years, down slightly from December 31, 2010. At quarter-end, approximately $15.4 million, or 5% of the portfolio, were in private label, mortgage-backed securities.

Turning now to non-interest income. Non-interest income was $1.7 million in the third quarter, relatively unchanged from the prior quarter, but up over last year due to the increased gains on the sale of securities. At present, no security sales are planned, but we continue to monitor our portfolio carefully for both credit and prepayments. Thus, looking forward to the fourth quarter, the Bank currently expects non-interest income will be back to more normal levels in the $1.2 million range.

Last, I will report on our non-interest expense, and as we projected in our second quarter call, on a linked quarter basis our non-interest expense was down slightly from second-quarter expenses. As an increase in other real estate expense was offset by declines in personnel expense and a number of other categories. As we look forward to the fourth quarter, we believe non-interest expense will be flat with or down from third quarter’s, as expenses related to problem assets are expected to abate. That completes my prepared remarks, and Roger will now continue the presentation.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Roger Busse - Pacific Continental Corp - President and COO

Thank you, Mick. Because sustained and positive credit quality trends anticipated in last quarter’s webcast were achieved as of September 30, 2011, and we expect these trends to continue into the first quarter of 2012, I will restrict my comments to 2 areas. First, I will briefly discuss the outlook for classified asset contraction over the next 2 quarters. Related to this, I will address the improvement in our NPA ratio, migration to OREO, and comment on the allowance for loan loss provision. Second, I will discuss our continued success in the growth of the commercial and industrial portfolio, and the near-term outlook for net loan growth on a linked quarter basis. As a related topic, I will briefly comment on our outlook for growth in selected commercial real estate transactions now pending. At the conclusion of today’s webcast, we will be joined by Casey Hogan, Chief Credit Officer.

Since the third quarter of 2010, the consolidated classified asset ratio has declined from 72.9% to 45.5%, a contraction of $45.2 million. This decline is now a 5 quarter sustained trend as we continue to achieve virtually all of our resolution targets that we have shared with you in previous webcasts. The trend of reduction in classified assets through September 30, 2011, combined with an estimated $10.7 million in pending resolutions expected by March 31, 2012, suggests that the classified asset ratio will continue to improve into 2012. Further support comes from the 30- to 89-day past due ratio, excluding non-accruals, which was 0.59% as of quarter end. The ninth consecutive quarter at or below 1%. This suggests that the pace of migration of pass-rated loans into classified assets has abated.

As predicted in last quarter’s webcast, non-performing assets did contract over 100 basis points, dropping from 4.60% of assets as of June 30 to 3.56% as of September 30, 2011. The largest contributing factor was the $11.1 million reduction in non-performing loans including the resolution of $5.2 million in loans and the transfer of $7.5 million to OREO. These OREO transfers were primarily centered in 2 properties, the largest of which is a retail strip mall for $4.7 million that is currently 64% occupied and has a junior anchor tenant. While there is some current interest in this property, it is our plan to instead tenant the property prior to marketing, and thus a resolution prior to first quarter 2012 is not expected. The other property, a $1.3 million, 14-unit townhome project near Portland, is highly marketable at current book values and is expected to sell before the end of the first quarter 2012.

OREO resolutions during the third quarter were $7.5 million, net of write-downs. These included the previously reported Puyallup property for $5.8 million and the sale of an office building totaling $1.2 million. All current OREO properties are being actively marketed, have sales pending, or strategies in place. Or have interested parties in the process of due diligence. The outlook for OREO resolutions through March 31, 2012 remains positive. This leads us to the outlook for loan loss provisioning.

For the second quarter ending September 30, 2011 — for the third quarter ending September 30, 2011, net charge-offs were $1.8 million, a reduction from the $1.9 million during the second quarter. Year-to-date provision for loan losses totaled $5.9 million, down from the $11.8 million for the same period in 2010. The allowance for loan loss as a percentage of total loans is 1.85% as of September 30, 2011, which includes unallocated reserves of 10% and is deemed adequate by management given the continued improvement in credit quality trends noted and anticipated. As a result, these trends would suggest a similar or perhaps lower provision requirement through December 31, 2011.

To conclude my presentation, I will address the Bank’s commercial and industrial loan growth and our outlook. As of September 30, 2011, year-to-date commercial and industrial loan growth was 6.1%, or $14.9 million. Commercial and industrial loans now represent 31.1% of the Bank’s loan portfolio, and when combined with 25.3% in owner-occupied commercial real estate, approximately 56% of the Bank’s loan portfolio is in high quality loans to businesses and professionals. While this growth was muted in the past, primarily by the contraction in CRE footings due to paydowns, resolutions, and noted adjustments, the most recent linked quarter results showed only a modest contraction in net loans. Consequently, this suggests that the continuing growth trend in C&I loans may result in linked quarter growth and net growth by year-end. And that this trend should continue into 2012.

Where is this growth expected? Since September 30, 2010, the primary source of C&I expansion has been in high quality, dental portfolio with over $23.2 million or 13.5% in net loan growth during this 12-month period. Growth is centered in high quality, term and practice acquisition loans. As of third quarter-end, 97.8% of the portfolio is pass-rated. Past due loans in the 30 to 89 day category are 0.59%. And year-to-date 2011 charge-offs remain minimal at [$351.3 thousand], or 0.18%. Yields remain solid at quarter-end with a weighted rate of both fixed rate and variable rate loans at 6.63%, and 6.52%, respectively.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Dental loans, net of government guaranteed loans, represent 23.7% of total loans, with an additional room, of course, for expansion. Currently, the pipeline remains strong and would suggest similar future period growth. Also, as noted in last quarter’s webcast, our out-of-market dental lending initiative is underway. Using our existing rigorous underwriting standards and additional credit criteria, we have selectively booked $8.5 million in out-of-market dental loans since December 31, 2010.

Lastly, and as a related topic to the outlook for linked quarter growth, CRE opportunities are beginning to emerge. Our CRE to risk-based capital ratio is 227%, well below the 300% regulatory guidance, indicating that appropriate quality projects should be pursued. Consequently, loan growth may be supplemented by new CRE [perm] activity. Currently, there are a number of projects in the pipeline focused on multi-family or investor loans to borrowers with superior financial strength and proven track records in this difficult environment. Thus, when one considers the growing quality pipelines from these 2 specific initiatives, the outlook for net growth is solid through year-end. This concludes my prepared remarks. I will now turn the presentation back to Hal.

Hal Brown - Pacific Continental Corp - CEO

Thank you, gentlemen. As you have just heard, we were successful in achieving our Q3 expectations, and we expect to continue the positive trends for the rest of the year and into 2012. Although PCBK’s achievements were as expected, we can’t conclude the same about the economic environment or the financial markets. We have seen a general sell-off of bank valuations and daily volatility that has no bearing on Company fundamentals. The Federal Reserve announced actions that promise low short-term rates for an extended period as well as efforts to flatten the yield curve. And then of course, we must consider conflicting reports as to the strength of the recovery and the possibility of a double-dip recession. All of this, coupled with rising regulatory costs and a still unclear capital requirement, certainly suggests that a change in the banking industry is underway.

One obvious response to this changing environment is to pay close attention to expenses. Pacific Continental has consistently achieved one of the Pacific Northwest’s best efficiency ratios. This has been accomplished by a better than peer interest margin and control of discretionary spending. As other real estate and legal expenses diminish, our efficiency ratio will improve and together with a continued close eye towards spending, suggests we will approach pre-recession levels.

However, we must be careful on our expense control measures as we cannot forget that the most important strategic goal is to grow revenue. Today’s savings at the expense of future growth is perhaps short-sighted. Pacific Continental is well positioned to achieve top performance quality growth as evidenced by our business model and growing pipelines. Even during the difficult last few years, we have invested in our people and in our infrastructure to take advantage of opportunities, and we will continue to do so.

As I conclude our prepared remarks, I’ll address questions related to the use of our capital. Clearly, we have capital levels that exceed even the most aggressive future suggested levels of regulatory capital. This strong capital position has served and continues to serve us well with respect to client and prospect safety and soundness concerns. We have used this to our advantage in attracting quality new relationships in core deposits. It also now provides us with flexibility to pursue investor real estate lending opportunities. It provides us with offensive capital to take advantage of consolidation, and finally, it provides a level of security in a still very unsettled economic environment.

Our Board of Directors carefully considers our capital position and is well aware of the diminished leverage carrying this level of capital suggests. To date, the Board has concluded that capital remains king, and that opportunities available to us from retaining this capital exceeds the short-term benefits of a buyback program. Of course, this position is reviewed regularly and is certainly subject to modifications based on changing and emerging circumstances.

So, with that, I think we will open the lines and allow our sell-side analysts the opportunity to ask questions. As a reminder, Casey Hogan, our Chief Credit Officer is also available to answer your questions. Renee, will you please open the lines?

Q U E S T I O N    A N D    A N S W E R

Operator

Thank you. Now we will open the phone lines for questions for sale side analysts only. (Operator Instructions) Our first question today will be from Chris Stulpin. He’s with Raymond James. Chris, please go ahead and ask your question.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Chris Stulpin - Raymond James - Analyst

Hi, good morning.

Hal Brown - Pacific Continental Corp - CEO

Good morning.

Chris Stulpin - Raymond James - Analyst

I think in your press release, Hal, you mentioned that in September there was a real increase in loan demand. Can you talk more about that? I know it’s probably guiding you to be more optimistic on net loan growth — potentially Q4 and the first quarter of next year. Can you talk a little bit more about that? What’s driving the September increase in demand? And have you seen more or at least an increase in competition for loans as well as of late?

Hal Brown - Pacific Continental Corp - CEO

Got a lot of questions in there, Chris.

Chris Stulpin - Raymond James - Analyst

Yes.

Hal Brown - Pacific Continental Corp - CEO

Let me take a stab at it, and then others may contribute to the answer as well. Just to be real clear, the September growth was just our first monthly growth in loans. It wasn’t necessarily an acceleration of pipelines or activity. It’s just a continued increase in the activity going forward. In September, we actually showed a net loan growth — the first time in, I think, about 2 years. So that was what we pointed out.

So the activity is primarily centered in C&I loan growth. And as Roger said, in the dental activity. We’ve also begin to see — are beginning to see some very attractive investor transactions — real estate transactions with Charlotte Boxer, our Commercial Real Estate President, has been entertaining. We’re just more optimistic about the pipelines in general, and they’re growing in all 3 of our markets.

It is true that there’s plenty of competition. We have a number of very well capitalized banks in the Northwest. Most of that competition is rate-driven, and we’re addressing those with our high quality lenders. But we’re not going to sacrifice structure in order to do a deal. So other comments?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

I would just add along the lines of Hal’s comment concerning the growth in our dental lending area, it has been steady and sustained. Most of the growth is now in acquisition financing and C&I term loan financing which is our top performing area, even though our dental portfolio is extremely strong with good yields. We’re seeing additional interest in these types of transactions, and the pipeline is very good there as well. So we have every reason to be optimistic moving forward.

Casey Hogan - Pacific Continental Corp - EVP and Chief Credit Officer

And Chris, Casey Hogan here, if I could just add. What I’m starting to see and feel is there’s been a significant amount of money sitting on the sidelines for an extended period of time. It appears that some of that’s getting put back into the market. We’ve got folks interested in looking at opportunities in commercial real estate as an example. We talked about there’s 1031 money that — exchange money that seems to be finding its way back into the market, too. So again, we’re reasonably optimistic at this point.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Mick Reynolds - Pacific Continental Corp - EVP, CFO

One last note on that has to do with other types of C&I loans we’re seeing as well. As Casey’s alluding to, the money that’s been sitting on the shelf is coming into opportunistic situations where a competitor now is struggling and someone wants to acquire the competitor. Or a vendor has offered a piece of equipment at such a discount that now they want to go ahead and invest, looking for the future. So we’re starting to see some transactions that are pretty attractive.

Chris Stulpin - Raymond James - Analyst

Great. That’s very helpful. Thank you very much. That’s all I had.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Thank you.

Operator

Our next question is going to be from Jeff Rulis. He’s with D.A. Davidson and Company. Jeff, please go ahead and ask your question.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Hi, good morning.

Hal Brown - Pacific Continental Corp - CEO

Good morning, Jeff.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Was hoping for some geographic description of some of the loan originations you did have. It wasn’t sequentially put in the release. But looking at the last quarter, it looks like Eugene — was that one of the markets that showed the most growth on a quarter-to-quarter basis?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Jeff, this is Mick Reynolds. Yes, Eugene is actually seeing a great number of opportunities. In fact, as of the end of September, their outstanding loans are actually above — have increased over December 31 totals, while both Portland and Seattle are showing some contraction. Portland is showing less contraction than Seattle. Both of those were more exposed to the real estate. So they haven’t shown the net growth yet, but certainly Eugene has had a very solid year. And then again, the contraction’s not as great because they don’t have the real estate exposure.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Maybe in Eugene, it’s more the medical-dental growth as well, less real estate.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

It’s a wide gamut. There’s not quite as much medical and dental here because of just the size, but there is more construction and activity going on. Multi-family housing has been an area where we’re seeing more activity in the Eugene market. So it’s a combination of both real estate and C&I deals.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay. And then turning to the cost of interest-bearing funds. [1.09] for the quarter. What was that in Q2?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Gosh, Jeff, [1.18].

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Anticipating that’s going to be coming down due to the — we called a couple of brokered CDs in the third quarter, and then also we had some changes in our core deposit rates that took effect that should drive that even lower.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay. And on the — any sort of specifics on the — I think, Mick, you mentioned some CDs repricing. Is there some buckets or a dollar figure or average cost of those CDs? Or anything you can point to that can characterize some of the repricing opportunities?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Well, we’ve got — we did some promotions back in the mid — beginning and mid-2009 through the end of 2009. These were for 3- to 5-year CDs. We had the first batch of the 3-years go in the — mature in the third quarter, so we had repricing opportunities then. So this is the remainder of those 3-years. There’s about $8 million that will reprice this quarter. To the extent that the — these are the promotional ones. Those were at 3.95% back then so there’s some pretty good opportunities to reprice. Our experience so far is we’ve been renewing approximately 60% of those.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay. Very helpful. And then I just wanted to confirm the classified assets in Q2, again, the sequential number, you’re at $81 million. What was that at Q2 end? I think it was in the low $90 millions? Roger, did you have that?

Roger Busse - Pacific Continental Corp - President and COO

We’re looking it up here, Jeff.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

That should be roughly pretty close because it was somewhere in there. We were a little over 50%.

Roger Busse - Pacific Continental Corp - President and COO

Yes, that’s about right.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Jeff Rulis - D.A. Davidson & Co. - Analyst

Roger, did you — I may have missed this. Did you mention there was some subsequent quarter-end additional reductions to classifieds?

Roger Busse - Pacific Continental Corp - President and COO

No, that was previous quarters.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay.

Roger Busse - Pacific Continental Corp - President and COO

This quarter, we did not have any subsequent events that would be of any material nature.

Jeff Rulis - D.A. Davidson & Co. - Analyst

Okay. All right. That’s it from me. Thanks.

Hal Brown - Pacific Continental Corp - CEO

Thank you, Jeff.

Operator

Our next question is from Tim Coffey with FIG Partners. Tim, go ahead and ask your question.

Tim Coffey - FIG Partners - Analyst

Good morning, gentlemen.

Casey Hogan - Pacific Continental Corp - EVP and Chief Credit Officer

Hey, Tim.

Tim Coffey - FIG Partners - Analyst

Mick, want to talk to you some more about the CDs that are maturing — are going to be rolling over this next quarter. What was the dollar amount on those?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

About $8 million.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Tim Coffey - FIG Partners - Analyst

That’s the whole piece that’s coming over?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Pardon?

Tim Coffey - FIG Partners - Analyst

That’s the piece that’s going to mature this next quarter?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes.

Tim Coffey - FIG Partners - Analyst

Okay. What are you renewing them at? What yield are you renewing them at now?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

It depends on what the customer decides. I think that in the third quarter these were 3-year CDs. They were — the average renewal rate was about 90 basis points.

Tim Coffey - FIG Partners - Analyst

Okay.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

And for those that renewed, and again we were renewing approximately 60% of those.

Tim Coffey - FIG Partners - Analyst

Okay. And then do you have any other broker deposits that are going to be coming off for this next quarter?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes. There’s 2 we’ve already called. Those will come off in mid-November. One is a 5-year. One is a 10-year. One’s at 3.6%. The 5 —, that’s the 10-year. The 5-year is at 2.5%. Both of those will temporarily be placed short. There will be about a $40,000 hit to interest expense for the write-off of the broker discount.

Tim Coffey - FIG Partners - Analyst

Okay. And what are the dollar values of both those?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Both of those are $2.5 million each.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Tim Coffey - FIG Partners - Analyst

Okay. Now, is it — given the comps that you mentioned today on the call [on this thing] that you saw on September’s loan growth, are you anticipating the funds will be — how do you plan to allocate them?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

I’m sorry, Tim, we kind of got garbled. We didn’t understand the question. We didn’t hear the question.

Tim Coffey - FIG Partners - Analyst

I can give you a call later then. Mick, how do you feel about the securities portfolio right now? Is it enough size?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

I certainly — I feel pretty good about a lot of aspects of it, based upon what potentially could have happened. But certainly, if we do see the loan growth materializing, I would say that the securities portfolio is starting to approach the right size. It’s really been — we’ve been investing, Tim, more for the — to improve our earnings and then considering our interest rate risk position. But certainly if that loan growth materializes, we will just use the cash flow from our securities portfolio to fund that loan growth.

Tim Coffey - FIG Partners - Analyst

Okay. Great. Those are all my questions.

Hal Brown - Pacific Continental Corp - CEO

Thanks, Tim.

Operator

Our next question is going to be from Tim O’Brien with Sandler O’Neill. Tim, go ahead and ask your question.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Good morning.

Hal Brown - Pacific Continental Corp - CEO

Good morning, Tim.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

You alluded to this. You said that you’re seeing clients, I guess, or potential clients starting to deploy some cash for strategic opportunities?

Roger Busse - Pacific Continental Corp - President and COO

Yes, that’s right, Tim.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Would that translate potentially into deployment of deposits and lower deposit balances?

Roger Busse - Pacific Continental Corp - President and COO

Well, it’s possible that you could see that offset. Although since there’s been excess capital on the sideline, and we would presume that not all of it’s in the bank, it might be elsewhere. It could come from a variety of sources. But that is possible. And actually that might be a healthy sign that the economy is picking up, but I don’t think we see a great deal of disintermediation or changes coming in the near-term, Tim.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

No signs of it yet, but you’ll be watching for it, I guess.

Roger Busse - Pacific Continental Corp - President and COO

That’s correct.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

And then Tim Coffey alluded to this or talked a little bit about it. As far as [Alkal] management is concerned, is there a term of deposit that you would like to grow in your CD book at this juncture? Or any special rates you’re trying to attract certain term of deposit into the bank for, and what would that term be?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Tim, there is not. This is Mick. But no, we have no promotions planned. We don’t have any — we’re not offering any particular rates to our client base that would attract them in a certain bucket. I will say — the business client base is — they’re pretty averse. They’re not typically going to be out there in 2-, 3-, 4-, 5-year instruments. They tend to like the - anywhere from 3 months, 6 months out to maybe a year, year and-a-half. So we really use the wholesale funding and the broker deposits for the longer maturities. And certainly, we’ve looked at opportunities and have placed 5- and 10- year brokered callable CDs in the last 2 years, and we will probably — that’s where we will look to place those in the future to manage our interest rate risk on the balance sheet.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

And again, do you feel a need to make those callable, Mick?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

I always — considering the price, there is no premium to pay for — that you have to pay for the call, Tim.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Like the liquidity feature.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes, it’s like why wouldn’t I do that. A 5-year callable — I can get a 5-year callable say at 1.7%, and I can get a 5-year no call at 1.7%. So why wouldn’t I take the call feature?

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Okay. Makes sense to me. And then as far as the lending of the out of footprint dental business is concerned, how many of those loans did you have this quarter?

Roger Busse - Pacific Continental Corp - President and COO

We had —.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

You said $8.5 million year-to-date — $8.5 million?

Roger Busse - Pacific Continental Corp - President and COO

Yes, $8.5 million year-to-date. That would probably represent a little over half a dozen. So we’re between 6 and 8 right now, Tim.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

For the third quarter?

Roger Busse - Pacific Continental Corp - President and COO

This would be, yes, for the third quarter, and accumulated for the year we would be approximately how many, Casey, would you say?

Casey Hogan - Pacific Continental Corp - EVP and Chief Credit Officer

I would guess a dozen probably.

Roger Busse - Pacific Continental Corp - President and COO

A dozen. Maybe 10.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

And then, do you — does that program have a pipeline to it that you can anticipate potential growth from?

Hal Brown - Pacific Continental Corp - CEO

So Tim, this is Hal. We are still investigating this program. We’re seeing some very good success in particular markets which we would just as soon not describe right now. They are out of state, and there is pipeline activity. And we are continuing to be pleased with the results — both the yield on these loans as well as the quality of these loans. So we’ll continue to do that.

I think it’s premature to get — to start providing you a lot of information about where they are. They are out of market, and they do have additional credit underwriting that Casey and team have put together to review those. To date, we’re very pleased with the activity going on.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Tim O’Brien - Sandler O’Neill & Partners - Analyst

That’s great, Hal. And then revisiting — I know you tried to head us off on at the pass on the capital deployment front. Is there a point — you mentioned last quarter on the call that there were some — you were looking for some regulatory clarity possibly prior to moving towards a share repurchase program — authorization or establishment of a share repurchase program. Did any such — did you gain any more clarity between the last call and this call from the regulatory side of things as far as your interest or potential in implementing such a program?

Hal Brown - Pacific Continental Corp - CEO

Tim, I tell you, I described in the prepared remarks. Our Board of Directors today feels there are more opportunities for us to keep that capital than there is to buy it back. Specifically, your question about regulatory items. We’ve not had an exam during this quarter. We’re expecting one in the fourth quarter. But it’s not likely to make a change in the — in our Board of Directors’ opinion as to the buyback. They’ll continue to look at that. I mean, that’s prudent for them to do. But currently, having this capital provides us opportunities that we wouldn’t otherwise have.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Got it. I appreciate that, Hal. Thanks for the color there. One last question on that front with regard to the regulatory environment. Are there any potential costs that you could expect to face here in the fourth quarter that would manifest themselves due to changes in regulations that you didn’t have to deal with in prior quarters? Is there something on the horizon? Anything that you might see there? Or are we good to go through year-end on that front?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Tim, this is Mick, and I think you’re good to go. We didn’t get impacted on the revenue side from Dodd-Frank. And on the regulatory front, we’re really not seeing anything additional in the fourth quarter that would add expenses. I think the volatility of expenses have been and continue to be related to our expenses related to resolving problem assets which are always subject to some increase. But at this point, we’re starting to see those expenses to come down.

Roger Busse - Pacific Continental Corp - President and COO

I think we anticipated most of those already, Tim, so no additional changes in the fourth quarter.

Tim O’Brien - Sandler O’Neill & Partners - Analyst

Thanks so much for answering my questions. Nice quarter.

Operator

Our next question today comes from Jacquelynne Chimera, and she’s with KBW. Jacquelynne, go ahead and ask your question.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Hi. Good morning, everyone.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Good morning.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Not so much a follow-up on the buyback question, you were really clear on the Board’s position on that. Just more of a general. Do you currently have any sort of an authorization in place?

Hal Brown - Pacific Continental Corp - CEO

We do not have an authorization in place for a buyback.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Okay. Thank you. And then the rental income that we saw in fees this quarter? Is that related to the retail strip mall that went into REO?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes, it is.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Is that something that we could look for until the resolution some time early to mid-next year?

Casey Hogan - Pacific Continental Corp - EVP and Chief Credit Officer

[Jacquie], Casey. You might see some of that, but there is — it had gone through a receiver so there was kind of a build-up in the initial disbursement. So we wouldn’t expect to see near those levels.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Okay. So could be a little bit, but nothing like what we saw in the third quarter?

Casey Hogan - Pacific Continental Corp - EVP and Chief Credit Officer

Correct.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Okay. And then looking to the expansion in the loan yields which was kind of a rarity in this market. I haven’t seen very many of those if any at all, really. Was that driven by new loans that you’re booking? Or did it have to do with the lower in-flow into NPAs in the quarter versus the second quarter.

Roger Busse - Pacific Continental Corp - President and COO

I think, Jacquelynne, what we’re referring to is the loan yields related to the dental portfolio. And just the fact that they’re sustaining and that there continue to be strong yields. But the increase in yields, I’m not sure exactly what that might be, but Mick might have an idea.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes. Jacquelynne, part of that was we had quite a bit of interest reversals that came through in the prior quarter. So our loan yields were up, but some of the reversals that occurred last quarter actually included prior period’s interest. So it was a little heavier. So that also — that increased the loans — improved the loan yields slightly over the prior quarter.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Okay. So what’s being booked is essentially roughly around where you’re at right now, maybe a little bit lower in some cases.

Mick Reynolds - Pacific Continental Corp - EVP, CFO

Yes, it’s going to be — yes, we’re definitely seeing increased competition. Some of those are at the current level, but we’re also seeing some come in at rates below those levels.

Jacquelynne Chimera - Keefe, Bruyette & Woods - Analyst

Okay. Great. That was all my questions. Thank you.

Hal Brown - Pacific Continental Corp - CEO

Thank you.

Operator

Our next question is from Kevin Reynolds. He is with Wunderlich Securities. Kevin, go ahead and ask your question.

Kevin Reynolds - Wunderlich Securities - Analyst

Good morning, everyone.

Hal Brown - Pacific Continental Corp - CEO

Hi, Kevin.

Kevin Reynolds - Wunderlich Securities - Analyst

Hal, I had a question for you. Most of my questions have been answered. You talk about you and the Board — your management team and the Board acknowledging that there are opportunities to deploy your capital in a forward-looking way. I’m assuming that acquisitions are a part of the discussion as you sit around and talk about where you could go over the longer term. Has there been any movement in terms of the bid-ask spreads for the smaller banks that you might be looking at down the line? And what is the psychology of sellers today given the strong sell-off? I think, as you pointed out, the sell-off that’s unrelated to fundamentals out there. Has there been any change in seller psychology, do you think? Or not, at this point?

Hal Brown - Pacific Continental Corp - CEO

Kevin, you’re approaching an area that’s very difficult for us to talk about, and so I think I’ll pass on that conversation. What I mean is as conversations take place or don’t take place, you’re asking us to go into an area that really is difficult for us to comment on. So I could make general comments, but people would assume they’re specific. And I think that’s dangerous.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

Kevin Reynolds - Wunderlich Securities - Analyst

Okay. Let me ask a different question. What do you think is holding back the potential consolidation that everyone believes is inevitable as smaller banks struggle to manage their way through a more difficult regulatory environment and a slow growth economy?

Mick Reynolds - Pacific Continental Corp - EVP, CFO

There are — I think there’s many things. This is Mick. Kevin, it’s hard to comprehend them all and the psychology. Some of these smaller institutions had bigger plans than what they’ve been able to achieve. Certainly, the bank — the sell-off that’s occurred in the bank’s stocks, and the fact that most of the bank’s stocks are selling below book value makes a stock transaction pretty slim to none. You’re not going to exchange a stock at trading less than book value and pay at book value for another company. So it’s probably limiting the options because many of these companies want the potential to get with a larger partner for the upside of that stock. And that just doesn’t work out with the numbers right now.

Roger Busse - Pacific Continental Corp - President and COO

If you combine that with the fact that a lot of the banks are showing some improving trends too, with regard to credit quality resolutions and their expectations might have inflated somewhat for a book price valuation, combined with a lower pricing of the stocks below book value creates a very difficult situation.

Kevin Reynolds - Wunderlich Securities - Analyst

Okay. That’s all I had. Good quarter.

Roger Busse - Pacific Continental Corp - President and COO

Thank you.

Operator

That does conclude our questions today.

Hal Brown - Pacific Continental Corp - CEO

We certainly thank you for your interest in Pacific Continental, and we look forward to updating you again in January.

Operator

Ladies and gentlemen, that does conclude today’s Pacific Continental Corporation’s third quarter webcast and earning call. Thank you very much for joining us today, and thank you to our presenters. You may now disconnect.

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FINAL TRANSCRIPT

Oct 18, 2011 / 06:00PM GMT, PCBK - Q3 2011 Pacific Continental Corp Earnings Conference Call

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